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                                                                      EXHIBIT 99
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EXHIBIT NO. 99: CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Written or oral statements made by Alcan or its representatives, including statement set forth in Alcan's Form 10-K for the year ended 31 December 1996, which describe the Company's or management's objectives, projections, estimates, expectations or predictions of the future may be "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "estimates," "anticipates" or the negative thereof or other variations thereon. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and that the Company's actual results could differ materially from those expressed or implied in such forward-looking statements or could affect the extent to which a particular projection is realized.

Important factors which could cause the Company's actual performance to differ materially from projections or expectations included in forward-looking statements include global aluminum supply and demand conditions, aluminum ingot prices and changes in other raw materials costs and availability, cyclical demand and pricing within the principal markets for the Company's products, changes in government regulations, particularly those affecting environmental, health or safety compliance, economic developments and other factors within the countries in which the Company operates or sells its products and other factors relating to the company's ongoing operations including, but not limited to, litigation, labour negotiations and fiscal regimes.

Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements include, but are not necessarily limited to, those discussed under the heading "Risks and Uncertainties" in the Financial Review section of Alcan's Annual Report 1996, incorporated by reference in Part II, Item 7 of, and filed as an exhibit to, the Company's report on Form 10-K for the year ended 31 December 1996. The text under such heading is incorporated herein by reference. Copies of the Company's filings may be obtained by contacting the company or the United States Securities and Exchange Commission.